Exhibit 99.1
MEDLEY MANAGEMENT INC. DECLARES $0.20 PER SHARE DIVIDEND AND REPORTS
SECOND QUARTER 2017 RESULTS

NEW YORK, August 10, 2017 (GLOBE NEWSWIRE) -- Medley Management Inc. (NYSE: MDLY) today reported its financial results for its second quarter ended June 30, 2017.
Highlights

•	Fee earning assets under management increased to $3.3 billion as of June 30, 2017

•	Total assets under management were $5.4 billion as of June 30, 2017

•	U.S. GAAP net income attributable to Medley Management Inc. was $0.06 per share for Q2 2017

•	Core Net Income Per Share was $0.10 for Q2 2017

•	Declared $0.20 per share dividend for Q2 2017 payable on September 6, 2017
“At Medley, we continue to expand our alternative asset management platform by increasing our product offerings, hiring seasoned professionals and investing capital across our different investment disciplines. During the quarter we increased Fee Earning AUM to $3.3B and have additional dry-powder to deploy in the quarters ahead,” said Brook Taube, CEO of Medley.
Results of Operations for the Three Months Ended June 30, 2017
Total revenues were $16.4 million for the three months ended June 30, 2017 compared to $21.3 million for the same period in 2016. The decrease was due primarily to a decrease in Part I incentive fees from our permanent capital vehicles as well as a decrease in performance fees from our separately managed accounts, partly offset by an increase in other revenue and fees.
Total expenses from operations were $8.5 million for the three months ended June 30, 2017 compared to $17.5 million for the same period in 2016. The decrease was due primarily to a decrease in expenses associated with our expense support agreement with Sierra Income Corporation ("SIC"), a reduction in compensation and benefits expense as well as lower general, administrative and other expenses.
Total other expense, net was $2.0 million for the three months ended June 30, 2017 compared to $2.7 million for the same period in 2016. The decrease was due primarily to a decrease in expense associated with our revenue share payable and an increase in dividend income, partly offset by an increase in interest expense.
Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC was $4.2 million for the three months ended June 30, 2017 compared to $0.6 million for the same period in 2016. Medley Management Inc.’s net income per share was $0.06 for the three months ended June 30, 2017 compared to a net loss per share of $0.03 for the same period in 2016.
Pre-Tax Core Net Income was $5.2 million for the three months ended June 30, 2017 compared to $7.4 million for the same period in 2016. Core Net Income Per Share was $0.10 for the three months ended June 30, 2017, compared to $0.14 for the same period in 2016. Core EBITDA was $8.2 million for the three months ended June 30, 2017 compared to $9.8 million for the same period in 2016.
Results of Operations for the Six Months Ended June 30, 2017
Total revenues were $30.4 million for the six months ended June 30, 2017 compared to $38.9 million for the same period in 2016. The decrease was due primarily to a decrease in Part I incentive fees from our permanent capital vehicles and a reversal of performance fees from our separately managed accounts, partly offset by an increase in other revenue and fees.
Total expenses from operations were $16.1 million for the six months ended June 30, 2017 compared to $31.3 million for the same period in 2016. The decrease was due primarily to a reduction in expenses associated with our expense support agreement with SIC, a reduction in compensation and benefits expense, a decrease in performance compensation and lower general and administrative expenses.
Total other expense, net was $3.4 million for the six months ended June 30, 2017 compared to $5.4 million for the same period in 2016. The decrease was due primarily to a decrease in expense associated with our revenue share payable and an increase in dividend income, partly offset by an increase in interest expense.
Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC was $7.4 million for the six months ended June 30, 2017 compared to $1.4 million for the same period in 2016. Medley Management Inc.’s net income per share was $0.14 for the six months ended June 30, 2017 compared to a net loss per share of $0.04 for the same period in 2016.

Pre-Tax Core Net Income was $10.4 million for the six months ended June 30, 2017 compared to $14.2 million for the same period in 2016. Core Net Income Per Share was $0.19 for the six months ended June 30, 2017, compared to $0.26 for the same period in 2016. Core EBITDA was $16.1 million for the six months ended June 30, 2017 compared to $18.8 million for the same period in 2016.

Investor Contact:

Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:
Erin Clark
Teneo Strategy
646-214-8355

Key Performance Indicators:

	For the Three Months Ended June 30, (unaudited)		For the Six Months Ended June 30, (unaudited)
	2017	2016	2017	2016
	(Amounts in thousands, except AUM, share and per share amounts)
Consolidated Financial Data:
Pre-Tax Income	$5,923	$1,104	$10,986	$2,252
Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC	4,191	597	7,353	1,370
Net income (loss) per Class A common stock	$0.06	$(0.03)	$0.14	$(0.04)
Net Income Margin (1)	25.5%	2.8%	24.1%	3.5%
Weighted average shares - Basic and Diluted	5,588,978	5,777,726	5,697,483	5,814,428

Non-GAAP Data:
Pre-Tax Core Net Income (2)	$5,228	$7,434	$10,415	$14,195
Core Net Income (2)	4,733	6,563	9,321	12,528
Core EBITDA (3)	8,226	9,753	16,146	18,820
Core Net Income Per Share (4)	$0.10	$0.14	$0.19	$0.26
Core Net Income Margin (5)	18.1%	19.9%	19.5%	20.8%
Pro-Forma Weighted Average Shares Outstanding (6)	31,028,903	30,771,830	30,997,006	30,587,862

Other Data (at period end, in millions):
AUM	$5,438	$5,025	$5,438	$5,025
Fee Earning AUM	3,279	3,158	3,279	3,158

(1)	Net Income Margin equals Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC divided by total revenue.

(2)
Pre-Tax Core Net Income is calculated as Core Net Income before income taxes. Core Net Income reflects net income attributable to Medley Management Inc. and net income attributable to non-controlling interests in Medley LLC adjusted to exclude reimbursable expenses associated with the launch of funds, stock-based compensation associated with restricted stock units that were granted in connection with our IPO, other non-core items and the income tax expense associated with the foregoing adjustments. Please refer to the reconciliation of Core Net Income to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit C for additional details.

(3)
Core EBITDA is calculated as Core Net Income before interest expense, income taxes, depreciation and amortization. Please refer to the reconciliation of Core EBITDA to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit C for additional details.

(4)
Core Net Income Per Share is calculated as Core Net Income, adjusted for the income tax effect of assuming that all of our pre-tax earnings were subject to federal, state and local corporate income taxes, divided by Pro-Forma Weighted Average Shares Outstanding (as defined below). We assumed an effective corporate tax rate of 43.0% for all periods presented. Please refer to the calculation of Core Net Income Per Share in Exhibit D for additional details.

(5)	Core Net Income Margin equals Core Net Income Per Share divided by total revenue per share.

(6)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the vesting of restricted stock units and conversion by the pre-IPO holders of 23,333,333 LLC Units for 23,333,333 shares of Class A common stock at the beginning of each period presented, respectively. Please refer to Exhibit D for additional details.

Fee Earning AUM
The table below presents the quarter-to-date roll forward of our total fee earning AUM:

				% of Fee Earning AUM
	Permanent Capital Vehicles	Long-dated Private Funds and SMAs	Total	Permanent Capital Vehicles	Long-dated Private Funds and SMAs
	(Dollars in millions)
Ending balance, March 31, 2017	$2,214	$1,000	$3,214	69%	31%
Commitments	59	68	127
Capital reduction	—	—	—
Distributions	(24)	(53)	(77)
Change in fund value	10	5	15
Ending balance, June 30, 2017	$2,259	$1,020	$3,279	69%	31%
Total fee earning AUM increased by $65 million, or 2% as of June 30, 2017 compared to total fee earning AUM as of March 31, 2017. The permanent capital vehicles’ share of fee earning AUM remained at 69% as of June 30, 2017 compared to March 31, 2017.
The table below presents the year-to-date roll forward of our total fee earning AUM:

				% of Fee Earning AUM
	Permanent Capital Vehicles	Long-dated Private Funds and SMAs	Total	Permanent Capital Vehicles	Long-dated Private Funds and SMAs
	(Dollars in millions)
Ending balance, December 31, 2016	$2,207	$983	$3,190	69%	31%
Commitments	97	157	254
Capital reduction	—	—	—
Distributions	(51)	(111)	(162)
Change in fund value	6	(9)	(3)
Ending balance, June 30, 2017	$2,259	$1,020	$3,279	69%	31%
Total fee earning AUM increased by $89 million, or 3% as of June 30, 2017 compared to total fee earning AUM as of December 31, 2016. The permanent capital vehicles’ share of fee earning AUM remained at 69% as of June 30, 2017 compared to December 31, 2016.
Dividend Declaration
On August 8, 2017, the Company’s Board of Directors declared a quarterly dividend of $0.20 per share of Class A common stock for the second quarter of 2017. The dividend will be paid on September 6, 2017 to stockholders of record as of August 23, 2017.
Conference Call and Webcast Information
We will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Thursday, August 10, 2017 to discuss our second quarter financial results.
All interested parties may participate in the conference call by dialing (877) 524-5743 approximately 5-10 minutes prior to the call. International callers should dial (615) 247-0088. Participants should reference Medley Management Inc. and the conference ID of 51870178 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.mdly.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company’s website.

About Medley
Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise, with over 85 people, is a premier provider of capital to the middle market in the U.S. As of June 30, 2017, Medley had over $5 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE:MCC) and Sierra Income Corporation, a credit interval fund, Sierra Total Return Fund (NASDAQ:SRNTX) and several private investment vehicles. Over the past 15 years, Medley has provided capital to over 380 companies across 35 industries in North America. For additional information, please visit Medley Management Inc. at www.mdly.com.
Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the NYSE under the symbols (NYSE:MDLX) and (NYSE:MDLQ). Medley Capital Corporation (NYSE:MCC) has outstanding bonds which trade on the NYSE under the symbols (NYSE:MCV), and (NYSE:MCX).
Forward-Looking Statements
Statements included herein may contain "forward-looking statements." Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission, including those described in the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements made herein speak only as of the date of this press release.
Non-GAAP Financial Measures
We make reference to certain non-GAAP financial measures in this press release. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP is contained in the tables attached hereto.
Non-GAAP measures used by management include Pre-Tax Core Net Income, Core Net Income, Core EBITDA, Core Net Income Per Share and Core Net Income Margin. Management believes that these measures provide analysts, investors and management with helpful information regarding our underlying operating performance and our business, as they remove the impact of items management believes are not reflective of underlying operating performance. These non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; and for evaluating the effectiveness of operational strategies. Additionally, we believe these non-GAAP measures provide another tool for investors to use in comparing our results with other companies in our industry, many of whom use similar non-GAAP measures. There are limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable U.S. GAAP financial measure and these measures supplement and should be considered in addition to and not in lieu of the results of operations discussed below. Furthermore, such measures may be inconsistent with measures presented by other companies.
This press release does not constitute an offer for any Medley fund.
Available Information
Medley Management Inc.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available at www.mdly.com.

Exhibit A. Consolidated Statements of Operations of Medley Management Inc.

	For the Three Months Ended June 30, (unaudited)		For the Six Months Ended June 30, (unaudited)
	2017	2016	2017	2016
	(Amounts in thousands, except share and per share data)
Revenues
Management fees	$13,201	$18,695	$27,096	$34,958
Performance fees	575	851	(1,644)	260
Other revenues and fees	2,668	1,780	4,988	3,679
Total revenues	16,444	21,326	30,440	38,897

Expenses
Compensation and benefits	5,705	8,564	11,499	14,432
Performance fee compensation	50	45	(831)	(26)
General, administrative and other expenses	2,754	8,899	5,422	16,878
Total expenses	8,509	17,508	16,090	31,284

Other income (expense)
Dividend income	733	221	1,468	443
Interest expense	(2,766)	(2,072)	(6,413)	(4,190)
Other income (expenses), net	21	(863)	1,581	(1,614)
Total other expense, net	(2,012)	(2,714)	(3,364)	(5,361)
Income before income taxes	5,923	1,104	10,986	2,252
Provision for income taxes	428	102	841	214
Net income	5,495	1,002	10,145	2,038
Net income attributable to redeemable non-controlling interests and non-controlling interests in consolidated subsidiaries	1,304	405	2,792	668
Net income attributable to non-controlling interests in Medley LLC	3,617	539	6,386	1,218
Net income attributable to Medley Management Inc.	$574	$58	$967	$152

Net income (loss) per share of Class A common stock:
Basic	$0.06	$(0.03)	$0.14	$(0.04)
Diluted	$0.06	$(0.03)	$0.14	$(0.04)
Weighted average shares outstanding - Basic and Diluted	5,588,978	5,777,726	5,697,483	5,814,428

Exhibit B. Consolidated Statements of Comprehensive Income

	For the Three Months Ended June 30, (unaudited)		For the Six Months Ended June 30, (unaudited)
	2017	2016	2017	2016
	(Amounts in thousands)
Net income	$5,495	$1,002	$10,145	$2,038
Other comprehensive income:
Change in fair value of available-for-sale securities (net of taxes of $0.2 million for Medley Management Inc. for each of the three and six months ended June 30, 2017 and $0.1 million for Non-controlling interests in Medley LLC for each of the three and six months ended June 30, 2017)	(2,651)	—	(2,166)	—
Total comprehensive income	2,844	1,002	7,979	2,038
Comprehensive income attributable to redeemable non-controlling interests and non-controlling interests in consolidated subsidiaries	952	405	2,763	668
Comprehensive income attributable to Medley LLC	1,646	539	4,545	1,218
Comprehensive income attributable to Medley Management Inc.	$246	$58	$671	$152

Exhibit C. Reconciliation of Core Net Income and Core EBITDA to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC

	For the Three Months Ended June 30, (unaudited)		For the Six Months Ended June 30, (unaudited)
	2017	2016	2017	2016
	(Amounts in thousands)
Net income attributable to Medley Management Inc.	$574	$58	$967	$152
Net income attributable to non-controlling interests in Medley LLC	3,617	539	6,386	1,218
Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$4,191	$597	$7,353	$1,370
Reimbursable fund startup expenses	226	5,541	226	10,744
IPO date award stock-based compensation	318	673	(343)	1,346
Other non-core items (1)	65	521	2,338	521
Income tax expense on adjustments	(67)	(769)	(253)	(1,453)
Core Net Income	$4,733	$6,563	$9,321	$12,528
Interest expense	2,766	2,072	5,264	4,190
Income taxes	495	871	1,094	1,667
Depreciation and amortization	232	247	467	435
Core EBITDA	$8,226	$9,753	$16,146	$18,820

(1)
For the three months ended June 30, 2017, other non-core items consist of $0.1 million of severance costs to former employees. For the six months ended June 30, 2017, other non-core items consist of $1.2 million in additional interest expense associated with the acceleration of amortization of debt issuance costs and discount relating to prepayments made on our Term Loan Facility as a result of the refinancing of our indebtedness from the issuance of senior unsecured debt and $1.2 million in severance costs to former employees. For the three and six months ended June 30, 2016, other non-core items consists of a $0.5 million impairment loss on our investment in CK Pearl Fund.

Exhibit D. Calculation of Core Net Income Per Share

	For the Three Months Ended June 30, (unaudited)		For the Six Months Ended June 30, (unaudited)
	2017	2016	2017	2016
	(Amounts in thousands, except share and per share amounts)
Numerator
Core Net Income	$4,733	$6,563	$9,321	$12,528
Add: Income taxes	495	871	1,094	1,667
Pre-Tax Core Net Income	$5,228	$7,434	$10,415	$14,195

Denominator
Class A common stock	5,588,978	5,777,726	5,697,483	5,814,428
Conversion of LLC Units and restricted LLC Units to Class A common stock	23,653,333	23,333,333	23,561,400	23,333,333
Restricted Stock Units	1,786,592	1,660,771	1,738,123	1,440,101
Pro-Forma Weighted Average Shares Outstanding (1)	31,028,903	30,771,830	30,997,006	30,587,862
Pre-Tax Core Net Income Per Share	$0.17	$0.24	$0.34	$0.46
Less: corporate income taxes per share (2)	(0.07)	(0.10)	(0.15)	(0.20)
Core Net Income Per Share	$0.10	$0.14	$0.19	$0.26

(1)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of 23,333,333 Medley LLC units for 23,333,333 shares of Class A common stock at the beginning of each period presented, as well as the vesting of the weighted average number of restricted stock units and, in 2017, 320,000 restricted LLC units during each of the periods presented and conversion of such restricted LLC units for an equal number of shares of Class A common stock.

(2)
Represents a per share adjustment for income taxes assuming that all of our pre-tax earnings were subject to federal, state and local income taxes. We assumed an effective corporate tax rate of 43.0% for all periods presented.

Exhibit E. Reconciliation of Net Income Margin to Core Net Income Margin

	For the Three Months Ended June 30, (unaudited)		For the Six Months Ended June 30, (unaudited)
	2017	2016	2017	2016

Net Income Margin	25.5%	2.8%	24.1%	3.5%
Reimbursable fund startup expenses (1)	1.4%	26.0%	0.7%	27.6%
IPO date award stock-based compensation (1)	1.9%	3.2%	(1.1)%	3.5%
Other non-core items (1)(2)	0.4%	2.4%	7.7%	1.3%
Provision for income taxes (1)	2.6%	0.5%	2.8%	0.6%
Corporate income taxes (3)	(13.7)%	(15.0)%	(14.7)%	(15.7)%
Core Net Income Margin	18.1%	19.9%	19.5%	20.8%

(1)	Adjustments to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC to calculate Core Net Income are presented as a percentage of total revenue.

(2)
For the three and six months ended June 30, 2017, other non-core items consist of $0 and $1.2 million, respectively, in additional interest expense associated with the acceleration of amortization of debt issuance costs and discount relating to prepayments made on our Term Loan Facility as a result of the refinancing of our indebtedness from the issuance of senior unsecured debt and $0.1 million and $1.1 million, respectively, in severance costs to former employees. For the three and six months ended June 30, 2016, other non-core items consists of a $0.5 million impairment loss on our investment in CK Pearl Fund.

(3)
Assumes that all of our pre-tax earnings, including adjustments above, are subject to federal, state and local income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 43.0% and presented the calculation as a percentage of total revenue.

Exhibit F. Consolidated Balance Sheets of Medley Management Inc.

	As of June 30, 2017 (unaudited)	As of December 31, 2016
	(Amounts in thousands)
Assets
Cash and cash equivalents	$45,789	$49,666
Cash and cash equivalents of consolidated fund	1,509	—
Restricted cash equivalents	2,657	4,897
Investments, at fair value	63,045	31,904
Management fees receivable	11,289	12,630
Performance fees receivable	3,319	4,961
Other assets	16,851	18,311
Total assets	$144,459	$122,369

Liabilities and Equity
Senior unsecured debt	$116,503	$49,793
Loans payable	8,900	52,178
Accounts payable, accrued expenses and other liabilities	23,595	37,255
Total liabilities	148,998	139,226

Redeemable Non-controlling Interests	53,506	30,805

Equity
Class A common stock	54	58
Class B common stock	—	—
Additional paid in capital (capital deficit)	2,239	3,310
Accumulated other comprehensive income (loss)	(263)	33
Retained earnings (accumulated deficit)	(6,952)	(5,254)
Total stockholders' equity (deficit), Medley Management Inc.	(4,922)	(1,853)
Non-controlling interests in consolidated subsidiaries	(1,712)	(1,717)
Non-controlling interests in Medley LLC	(51,411)	(44,092)
Total equity (deficit)	(58,045)	(47,662)
Total liabilities, redeemable non-controlling interests and equity	$144,459	$122,369